Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Zayo Group, LLC

(Exact name of obligor as specified in its charter)

Delaware	26-2012549
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Zayo Capital, Inc.

(Exact name of obligor as specified in its charter)

Delaware	80-0549444
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Name	Jurisdiction	IRS Number
Zayo Colocation Inc.	Delaware	52-2255974
FiberNet Telecom, Inc.	Delaware	11-3255389
Local Fiber, LLC	New York	20-8726187
American Fiber Systems Holding Corp.	Delaware	16-1596010
American Fiber Systems, Inc.	Delaware	16-1584044
360networks holdings (USA) inc.	Nevada	84-1482466
360networks (USA) inc.	Nevada	84-1496451
360networks LLC	Delaware	34-4321060
360networks Illinois LLC	Delaware	36-4321081
360networks Iowa LLC	Delaware	36-4321083
360networks Kentucky LLC	Delaware	36-4321085
360networks Louisiana LLC	Delaware	36-4321088
360networks Michigan LLC	Delaware	84-1613607
36Onetworks Mississippi LLC	Delaware	36-4321089
360networks Tennessee LLC	Delaware	36-4321090
Northern Colorado Telecommunications LLC	Colorado	81-0527326
Control Room Technologies, LLC	Michigan	38-3528540
Arialink Telecom, LLC	Michigan	20-2829386
Arialink Services, LLC	Michigan	20-2829386
Lansing Fiber Communications, LLC	Michigan	26-3556087
Allegan Fiber Communications, LLC	Michigan	61-1535018
Zayo FM Sub, Inc.	Virginia	90-0866666
AboveNet, Inc.	Delaware	11-3168327
AboveNet Communications, Inc.	Delaware	13-3982836
AboveNet of VA, L.L.C.	Virginia	13-3982862
AboveNet International, Inc.	Delaware	13-4039997
MFN Europe Finance, Inc.	Delaware	13-4103952
MFN International, LLC	Delaware	None
Abovenet of Utah, L.L.C.	Delaware	06-1834263

400 Centennial Parkway, Suite 200 Louisville, Colorado	80027
(Address of principal executive offices)	(Zip code)

8.125% senior secured first-priority notes due 2020

and guarantees of 8.125% senior secured first-priority notes due 2020

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 10th day of July, 2012.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Melonee Young
Name:	Melonee Young
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business March 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	802
Interest-bearing balances	401
Securities:
Held-to-maturity securities	0
Available-for-sale securities	622,734
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	78,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	7,193
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	180,552
Other assets	123,965

Total assets	$1,870,461

1

LIABILITIES

Deposits:
In domestic offices	504
Noninterest-bearing	504
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,926
Total liabilities	227,430
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	515,960
Accumulated other comprehensive income	4,551
Other equity capital components	0
Not available
Total bank equity capital	1,643,031
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,643,031

Total liabilities and equity capital	1,870,461

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

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